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                                                                    EXHIBIT 23.2
                                                                    ------------


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Sterling Software, Inc. for the registration of certain shares of its common stock issuable under the Sterling Software, Inc. Amended and Restated 1996 Stock Option Plan and to the incorporation by reference therein of our report dated November 7, 1997, with respect to the consolidated financial statements and schedule of Sterling Software, Inc. included in its Annual Report (Form 10-K) for the year ended September 30, 1997, filed with the Securities and Exchange Commission.

                                         /s/ ERNST & YOUNG LLP


Dallas, Texas
October 23, 1998